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                                                                      Exhibit 11

                        STERLING BANCORP AND SUBSIDIARIES
                 Statement Re: Computation of Per Share Earnings

                                                        Three Months Ended                Six Months Ended
                                                             June 30,                          June 30,
                                                   ---------------------------       ---------------------------
                                                       1999             1998             1999             1998
                                                   ----------       ----------       ----------       ----------
Net income                                         $3,551,431       $3,113,472       $7,016,053       $6,116,437
Less: preferred dividends                              16,319           12,735           32,950           25,585
                                                   ----------       ----------       ----------       ----------
NET INCOME AVAILABLE FOR COMMON SHAREHOLDERS

      AND ADJUSTED FOR DILUTED COMPUTATION         $3,535,112       $3,100,737       $6,983,103       $6,090,852
                                                   ==========       ==========       ==========       ==========

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING          8,119,764        8,279,458        8,153,118        8,253,079
Add dilutive effect of:
      Stock options                                   127,310          167,657          133,216          131,626
      Convertible preferred stock                     242,906          244,357          243,344          245,152
                                                   ----------       ----------       ----------       ----------
ADJUSTED FOR ASSUMED DILUTED COMPUTATION            8,489,980        8,691,472        8,529,678        8,629,857
                                                   ==========       ==========       ==========       ==========

BASIC EARNINGS PER SHARE                           $     0.44       $     0.37       $     0.86       $     0.74
                                                   ==========       ==========       ==========       ==========
DILUTED EARNINGS PER SHARE                         $     0.42       $     0.36       $     0.82       $     0.71
                                                   ==========       ==========       ==========       ==========


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